POWER OF ATTORNEY

I, the undersigned Trustee of CARILLON SERIES TRUST, a Delaware statutory trust (the “Trust”), hereby severally constitute and appoint each of SUSAN L. WALZER, J. COOPER ABBOTT, CAROLYN K. GILL and KATHY KRESCH INGBER, my true and lawful attorney-in-fact with full power to sign for me in my capacity as Trustee the Trust’s Registration Statement on Form N-14 under the Securities Act of 1933 and/or the Investment Company Act of 1940 and any amendments thereto of the Trust and all instruments necessary or desirable in connection therewith, hereby ratifying and confirming my signature as it may be signed by said attorney to any and all amendments to said Registration Statement.

Pursuant to the requirements of the Securities Act of 1933, as amended, this instrument has been signed below by the following in my capacity and on the 27th day of June, 2017.

/s/ James L. Pappas	/s/ John Carter
James L. Pappas	John Carter
Trustee	Trustee

/s/ Stephen C. Roussin	/s/ Keith B. Jarrett
Stephen C. Roussin	Keith B. Jarrett
Trustee	Trustee

/s/ William J. Meurer
Liana O‘Drobinak	William J. Meurer
Trustee	Trustee

/s/ Deborah L. Talbot	/s/ J. Cooper Abbott
Deborah L. Talbot	J. Cooper Abbott
Trustee	Trustee

/s/ Courtland James
Courtland James
Trustee